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                                                                    EXHIBIT 99.2

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report of Scottish Annuity & Life Holdings, Ltd. (the "Company") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott E. Willkomm, President of the Company, certify, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott E. Willkomm

Scott E. Willkomm
President
March 31, 2003

    A signed original of this written statement required by Section 906 has been provided to Scottish Annuity & Life Holdings, Ltd. and will be retained by Scottish Annuity & Life Holdings, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.